EXHIBIT77D

Columbia Funds Series Trust I -
Annual N-SAR Transition report for the period ending 10/31/12

Columbia International Bond Fund
Columbia Strategic Income Fund
 (the "Funds")

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Item 77D/77Q1(b) - Policies with Respect to Securities Investments:

On September 27, 2012, a Form Type 485BPOS, Accession number 0001193125-12-406074, an amendment to the registration statement of the Trust (the "Amendment") was filed with the SEC. This amendment is hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The Amendment disclosed, among other things, changes to the principal strategies of Columbia International Bond Fund effective October 1, 2012.